Exhibit 99.1

iPower Regains Compliance with Nasdaq Minimum Bid Price Requirement

RANCHO CUCAMONGA, CA, November 11, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”) today announced that it has received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and that the matter is now closed. Nasdaq’s notice stated that for the ten consecutive business days from October 27, 2025 to November 7, 2025, the closing bid price of the Company’s common stock was at or above $1.00 per share.

As previously disclosed, on January 2, 2025, Nasdaq notified the Company that its common stock had failed to maintain a minimum bid price of $1.00 over the prior 30 consecutive business days, as required by the Nasdaq Listing Rules. With Nasdaq’s latest notification, iPower is once again in compliance with Listing Rule 5550(a)(2).

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven online retailer and a provider of value-added e-commerce services for third-party products and brands. iPower operates a nationwide fulfillment network and is expanding infrastructure across software, logistics, and manufacturing, with an aim to also pursue initiatives in digital assets and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K and in its other SEC filings, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com